UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

                                                                                                        Date of Report (Date of earliest event reported): February 13, 2019

STWC Holdings, Inc.
(Exact name of registrant as specified in its charter)

Colorado	000-52825	20-8980078
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1350 Independence St., Suite 300 Lakewood, CO 80215
(Address of principal executive offices)

Registrant’s telephone number, including area code: (303) 736-2442

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

Emerging growth company If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐  ☐

Forward Looking Statements

Statements contained in this current report that are not statements of historical fact are intended to be and are hereby identified as “forward-looking statements.” Generally, forward-looking statements include expressed expectations of future events and the assumptions on which the expressed expectations are based, including but not limited to, the Company securing funding, entering into management and/or licensing agreements, acquiring direct interests in cannabis businesses, or providing cannabis compliance services to third parties. All forward-looking statements are inherently uncertain as they are based on various expectations and assumptions concerning future events and they are subject to numerous known and unknown risks and uncertainties which could cause actual events or results to differ materially from those projected. The Company undertakes no obligation to update or revise this current report to reflect future developments except as otherwise required by the Securities Exchange Act of 1934.

Item 1.01 Entry into a Material Definitive Agreement.

On February 13, 2019, STWC Holdings, Inc., a Colorado corporation (the “Company”) entered into a Securities Purchase Agreement with Power Up Lending Group Ltd. (“Power Up”) pursuant to which Power Up agreed to purchase a convertible promissory note (the “Note”) in the face amount of $103,000. On February 15, 2019, the Company issued the Note. The Note matures on February 13, 2020, and bears interest at 12% per annum, increasing to 22% after maturity.
Under the Note, Power Up may convert all or a portion of the outstanding principal of the Note into shares of common stock of the Company (the “Common Stock”) beginning on the date which is 180 days from the date of the Note, at a price equal to 61% of the lowest trading price during the 20 trading day period ending on the last complete trading date prior to the date of conversion; provided, however, that Power Up may not convert the Note to the extent that such conversion would result in beneficial ownership by Power Up and its affiliates of more than 4.99% of the Company’s issued and outstanding Common Stock.
If the Company prepays the Note within 30 days of the date of the Note, the Company must pay all of the principal at a cash redemption premium of 110%; if the prepayment is made between the 31st day and the 60th day after the date of the Note, then the redemption premium is 115%; if the prepayment is made from the 61st to the 90th day after date of the Note, then the redemption premium is 120%; if the prepayment is made from the 91st to the 120th day after the date of the Note, then the redemption premium is 125%; if the prepayment is made from the 121st to the 150th day after the date of the Note, then the redemption premium is 130%; and if the prepayment is made from the 151st to the 180th day after the date of the Note, then the redemption premium is 135%. The Note cannot be prepaid after the 180th day following the date of the Note.
The Company is required to reserve for issuance upon conversion of the Note, six times the number of shares that would be issuable upon full conversion of the Note, assuming the 4.99% limitation were not in effect.  In connection with the Note, the Company has caused its transfer agent to reserve initially 880,969 shares of Common Stock. The closing occurred on February 15, 2019, and the Company received a net amount of $100,000, with $2,500 paid for Power Up’s legal counsel and $500 for Power Up’s due diligence fee.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information set forth under Item 1.01 above with respect to the Note and the related agreements is incorporated herein by reference.
Item 3.02 Unregistered Sales of Equity Securities.
The information set forth under Item 1.01 above with respect to the issuances of the Note is incorporated herein by reference. The issuance of the Note was made in reliance upon the exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(a)(2) of the Securities Act, and Rule 506(b) of Regulation D promulgated by the Securities and Exchange Commission under the Securities Act.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
99.1	Convertible Promissory Note dated February 13, 2019
99.2	Stock Purchase Agreement dated February 13, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STWC Holdings, Inc.

Date: February 14, 2019	By:	/s/ Erin Phillips
Erin Phillips, Chief Executive Officer

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